InspireMD’s CGuard™ Carotid Embolic Prevention System
Featured in Live Case at Cracow Vascular Summit 2017 in Poland

Prof. Waclaw Kuczmik performed successful case treating a patient with carotid artery disease with CGuard™ EPS in Katowice Clinical Hospital

Tel Aviv, Israel - October 24, 2017 - InspireMD, Inc. (NYSE AMER:NSPR) (NYSE AMER:NSPR.WS), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that Prof. Waclaw Kuczmik, Head of the Vascular Surgery Department of Katowice Clinical Hospital N 7 and his team, performed a live endovascular interventional procedure featuring the CGuard™ EPS at the 4th Edition of the Cracow Vascular Summit (CVS). The case was transmitted real time to the entire congress. Professor Kuczmik is one of the Course Directors of the Cracow Vascular Summit.

The Cracow Vascular Summit and 2nd Meeting of Polish Foreign Vascular Specialists is an international and multidisciplinary conference dedicated to the treatment of complex vascular diseases that took place from October 19-21, 2017. Bringing together endovascular specialists including vascular surgeons, interventional cardiologists, radiologists and neurologists from Western and Eastern Europe and North America, CVS is a global forum for sharing within and between interventional communities on several topics including limb ischemia, carotid interventions, stroke, clinical trials in endovascular interventions, venous, aortic and endovascular practice building and live satellite transmissions from catheterization labs and hybrid rooms (procedure rooms that are equipped to perform catheter interventions and surgery at the same time) where complex peripheral and aortic interventions are performed live.

Professor Kuczmik commented, “The CGuard™ EPS Carotid System performance was excellent in an extremely challenging case in which we treated a patient with bilateral carotid occlusions. The procedure showcased by us at CVS 2017 shows CGuard™ to have superior flexibility and apposition qualities. This, in conjunction with its ability to prevent embolization with its MicroNet technology allowed me to undertake this procedure which I would not have done with any other stent.”

“We are truly honored and grateful to have Professor Kuczmik, as one of the leading vascular surgeons in Europe, broadcast a live case treating a patient with carotid artery disease using CGuardTM. We believe the selection of a clinical case conducted with CGuardTM by the CVS 2017 organizers further illustrates the growing interest and support for our technology,” said James Barry, PhD, Chief Executive Officer of InspireMD.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com